EXHIBIT 10.4

AMENDMENT NUMBER FOUR
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended effective as of the dates set forth below.

1. Section 1.18 of the Plan is hereby amended effective as of December 26, 2009 by the addition of a new third paragraph to read as follows:

“Employer shall also mean Washington Group International, Inc., solely with respect to those employees who transferred from the Energy & Environment business unit of the Company headquartered in Morgantown, West Virginia to Washington Group International, Inc., effective December 26, 2009, and who were Participants in the Plan on or prior to that date.”

EG&G Technical Services, Inc.

Dated:	12/18/09	By:	/s/ H. Thomas Hicks

		Title:	VP & CFO